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NEWS BRIEF

FOR IMMEDIATE RELEASE

Contacts:     Investors                             News Media
              Peter Kilbinger Hansen, President     John Henderson
              Trinitech Systems, Inc.               Rubenstein Associates
              Tel:  (203) 425-8000                  Tel:  (212) 843-8054


        TRINITECH SYSTEMS, INC. ANNOUNCES SHAREHOLDER APPROVAL OF CHANGE
      OF NAME TO NYFIX, INC., INCREASE IN AUTHORIZED SHARES AND THREE-FOR-
                                 TWO STOCK SPLIT

                     "NYF" - NEW TICKER SYMBOL AS OF MONDAY

STAMFORD, CT, October 21, 1999: Trinitech Systems, Inc. (AMEX: TSI) announced today that its shareholders have approved the Board of Directors' decision to change the Company's name to NYFIX, Inc. In connection with the name change, the Company is changing its ticker symbol on the American Stock Exchange to "NYF." Both changes will be effective as of Monday, October 25, 1999.

The Company's London and Chicago based subsidiary, active in developing order management and order routing technology for the global derivatives trading and exchange markets, will continue to operate under the name Trinitech Systems International, Inc.

Shareholders also approved the increase of authorized shares in the Company from 15 million shares of common stock to 60 million shares of common stock and from one million shares of preferred stock to five million shares of preferred stock. The Company's Board of Directors authorized a 3 for 2 stock split in the form of a 50% stock dividend to shareholders of record on November 1, 1999, payable November 15, 1999. The Company currently has 9,636,351 shares outstanding and will have 14,454,527 shares outstanding following the dividend.

In an earlier news release, the Company had announced that it had raised capital in connection with organizing a planned joint venture which will reposition the Company as an electronic financial markets organization versus a pure trading technology company. The Company is expecting to conclude the joint venture arrangement shortly with news releases pending.

Trinitech Systems, Inc. (AMEX: TSI, under name change to NYFIX, AMEX: NYF as of October 25, 1999) develops and markets advanced electronic trading systems to brokerage firms, international banks and global exchanges trading in equities, futures & options, and currencies. The Company's NYFIX Network, a combined FIX and Exchange Access Network, enables users to electronically communicate trade data among the buy-side, sell-side, and exchange floor environments. NYFIX is the financial community's fastest-growing intranet, with more than 400 high-speed intranet circuits and 800 alternative routes, NYFIX processes more than 100 million

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shares of equity order flow on a daily basis.  The  Company's  goal is to become the leading provider of real-time electronic trade entry and routing systems to the global financial services industry. Trinitech is headquartered in Stamford, Connecticut and maintains operations in New York, Chicago, and London.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.



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